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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2006

CROCS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51754 (Commission File Number)	20-2164234 I.R.S. Employer Identification No.)
6328 Monarch Park Place Niwot, Colorado (Address of principal executive offices)		80503 (Zip Code)

Registrant's telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        On August 3, 2006, the Compensation Committee of the Board of Directors of Crocs, Inc. (the "Company") approved an incentive bonus plan for certain officers of the Company. The incentive bonus plan provides that Ronald R. Snyder, John P. McCarvel, Peter S. Case, Michael C. Margolis, Caryn D. Ellison, Scott Crutchfield, Erik Rebich, and Lyndon V. Hanson, III will be eligible for two levels of bonuses based upon the earnings of the Company. The first level of bonus ("Level 1 Bonus") is contingent on the Company achieving earnings per share of $0.78, excluding share-based compensation expense, for the year ending December 31, 2006, which would represent an increase of approximately 34.5% from the earnings per share recorded for the year ended December 31, 2005. The second level of bonus ("Level 2 Bonus") is contingent on the Company achieving earnings per share of $0.98, excluding share-based compensation expense, for the year ending December 31, 2006, which would represent an increase of approximately 69.0% from the earnings per share recorded for the year ended December 31, 2005. The potential bonuses under the incentive bonus plan are set forth as a percentage of the relevant officer's base salary and are as follows:

Name	Position	Level 1 Bonus %	Level 2 Bonus %
Ronald R. Snyder	Chief Executive Officer and President	100%	100%
John P. McCarvel	Senior Vice President—Global Operations	80%	80%
Peter S. Case	Chief Financial Officer	60%	30%
Michael C. Margolis	Vice President—Sales and Marketing	50%	50%
Caryn D. Ellison	Vice President—Finance	50%	25%
Scott Crutchfield	Vice President—Operations	60%	30%
Erik Rebich	General Counsel	50%	25%
Lyndon V. Hanson, III	Vice President—Customer Relations	50%	25%

        Of Michael C. Margolis's incentive bonus, 75% is additionally contingent on the Company achieving revenues of at least $240 million for the year ending December 31, 2006, such that, if the revenue target is not met, Mr. Margolis may only earn a maximum Level 1 Bonus of 12.5% and a maximum Level 2 Bonus of 12.5%. No bonuses are payable on achievement of anything less than earnings per share of $0.55, excluding share-based compensation expense, for the year ending December 31, 2006. Bonuses will be scaled proportionally up from 70% of the Level 1 Bonus to the Level 1 Bonus for earnings per share in excess of $0.55 but less than $0.78 and up from the Level 1 Bonus to the Level 2 Bonus for earnings per share in excess of $0.78 but less than $0.98, excluding share-based compensation expense, for the year ending December 31, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.
Date: August 4, 2006	By:	/s/ RONALD R. SNYDER Ronald R. Snyder, President and Chief Executive Officer

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES